UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:

June 12, 2020

ProtoKinetix, Incorporated

(Exact name of registrant as specified in its charter)

Nevada	000-32917	94-3355026
State of	Commission	IRS Employer
Incorporation	File Number	Identification No.

412 Mulberry Street

Marietta, OH 45750

Address of principal executive offices

304-299-5070

Telephone number, including

Area code

Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 12, 2020, in order to free up shares of common stock available for awards under the Amended 2017 Stock Option and Stock Bonus Plan (the “2017 Plan”), the Board of Directors (the “Board”) of ProtoKinetix, Incorporated (the “Company”) canceled options pursuant to the 2017 Plan as follows:

•	Michael Guzzetta (CFO): Canceled options to purchase 4,000,000 shares of common stock of the Company at an exercise price of $0.26 per share.

•	Grant Young (Consultant): Canceled options to purchase 5,000,000 shares of common stock of the Company at an exercise price of $0.26 per share.

Also on June 12, 2020, the Board granted 7,000,000 new stock options (3,500,000 to the Company’s CFO and 3,500,0000 to the consultant) with a term of six years, fully vested and exercisable at a price of $0.12 per share, expiring on June 11, 2026. Mr. Guzzetta and Mr. Young agreed to the cancelation and subsequent new issuance of options.

To date 83,100,000 options have been granted and remain outstanding under the 2017 Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 18th day of June 2020.

ProtoKinetix, Incorporated

By:	/s/Clarence E. Smith
Clarence E. Smith, President & CEO